As filed with the Securities and Exchange Commission on May 7, 2002
                                         Registration No. 333-________
------------------------------------------------------------------------
------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              ___________
                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                              ___________
                              ELDERTRUST
         (Exact name of registrant as specified in its charter)

            Maryland                            23-2932973
(State or other jurisdiction of        (I.R.S. employer identification
 incorporation or organization)                    no.)

                     101 East State Street, Suite 100
                        Kennett Square, PA  19348
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                            D. Lee McCreary, Jr.
                     President, Chief Executive Officer,
                          Chief Financial Officer,
                          Treasurer and Secretary
                                ElderTrust
                      101 East State Street, Suite 100
                         Kennett Square, PA  19348
                              (610) 925-4200
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                                 ___________
                                 Copies to:
                        J. Warren Gorrell, Jr., Esq.
                          George P. Barsness, Esq.
                           Hogan & Hartson L.L.P.
                         555 Thirteenth Street, N.W.
                         Washington, D.C. 20004-1109
                              (202) 637-5600

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. _X_
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___
                             ______________


                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
------------------------------------------------------------------------

                                   Proposed     Proposed
                                   Maximum       Maximum
Title of Class of                 Offering      Aggregate   Amount of
Securities Being   Amount to be   Price Per     Offering   Registration
   Registered      Registered   Common Share(1)  Price(1)     Fee(1)
------------------------------------------------------------------------
Common shares of
beneficial
interest, $.01
par value per
share               130,349        $8.205     $1,069,513.55    $98.40
------------------------------------------------------------------------
------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on May 3, 2002.

     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------
------------------------------------------------------------------------


RED HERRING:

The information in this prospectus is not complete and may be changed. The selling shareholders identified herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                Subject to Completion, dated May 7, 2002
Prospectus


                             130,349 Shares
                               ELDERTRUST
                   COMMON SHARES OF BENEFICIAL INTEREST
                              ___________

     The persons and entities listed in this prospectus, whom we refer to as the "selling shareholders," may use this prospectus to offer and sell up to 130,349 of our common shares of beneficial interest from time to time. We are registering these shares for offer and sale as required under the terms of a registration rights agreement between the selling shareholders and us. Our registration of the offered shares does not mean that any of the selling shareholders will offer or sell any of the shares. We will receive no proceeds of any sales of the offered shares by the selling shareholders, but we will incur expenses in connection with the offering.

     The selling shareholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

     Our common shares are listed on the New York Stock Exchange under the trading symbol "ETT."

     Investing in the offered shares involves risks.  You should carefully read the risk factors described in our 2001 Annual Report on Form 10-K filed on March 20, 2002, which is incorporated by reference in this prospectus.
                                ___________

     You should read this prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is _________ ___, 2002


                             ABOUT ELDERTRUST

     We are a self-managed and self-administered real estate investment trust that invests principally in senior housing and other healthcare facilities, primarily skilled nursing facilities, assisted and independent living facilities and medical and other office buildings. We were formed in the State of Maryland on September 23, 1997 and began operations upon completion of our initial public offering on January 30, 1998.

     We conduct all of our operations through ElderTrust Operating Limited Partnership, which we refer to as "ET Partnership." We are the sole general partner of ET Partnership. At December 31, 2001, we owned a 94.9% interest in ET Partnership. At that date, ET Partnership's consolidated assets consisted primarily of a diversified portfolio of 23 healthcare properties.

     Genesis Healthcare Ventures, Inc., which recently emerged from bankruptcy, is our principal tenant.

     Our principal executive offices are located at 101 East State Street, Suite 100, Kennett Square, PA 19348, and our telephone number is (610) 925-4200.

                              RISK FACTORS

     See our 2001 Annual Report on Form 10-K filed on March 20, 2002, for a discussion of material risks associated with an investment in our company.

                          ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

     This prospectus provides you with a general description of the offered shares. Each time a selling shareholder sells any of the offered shares, the selling shareholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement also may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.

                                    2

                     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

                           Public Reference Room
                           450 Fifth Street, N.W.
                                Room 1024
                          Washington, D.C. 20549

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York,
New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the filings listed below, which we have previously filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. All of these filings, which contain important information about us, are considered a part of this prospectus.

ElderTrust SEC Filings (File No. 1-13807):

2001 Annual Report on Form 10-K           Filed on March 20, 2002

Current Report on Form 8-K                Filed on February 26, 2002

Registration Statements on Form 8-A       Filed on January 20, 1998,
                                           setting forth the
                                           description of our common
                                           shares, including any
                                           amendments or reports filed
                                           for the purpose of updating
                                           such description.

                                          Filed on October 20, 1999,
                                           setting forth the description
                                           of our shareholder rights
                                           plan, including any
                                           amendments or reports filed
                                           for the purpose of updating
                                           such description.

                                    3

     You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC's website, described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document or any document incorporated by reference in this document. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

                               ELDERTRUST
                    101 East State Street, Suite 100
                       Kennett Square, PA  19348
                         Attention: Secretary
                           (610) 925-4200

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     We make forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operation. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from current expectations reflected in the forward-looking statements in this document include, among others, the risk factors discussed in the filings made by us with the SEC that are identified above and incorporated in this document by reference.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                             USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common shares covered by this prospectus.

                        THE SELLING SHAREHOLDERS

     The following table provides the names of and the number and percentage of common shares beneficially owned by each selling shareholder at April 30, 2002, the number of common shares issued or that may be issued to each selling shareholder upon redemption of ET Partnership units of limited partnership interest and subsequently sold by the selling shareholder under this prospectus and the number and percentage of common shares to be beneficially owned be each selling shareholder after completion of the offering. The number of shares beneficially owned before the offering represents the number of common shares the selling shareholder holds plus the number of common shares issued or issuable upon redemption of ET Partnership units held by the selling shareholder plus the number of options to purchase common shares which are exercisable within 60 days of April 30, 2002. The post-

                                   4

offering figures assume each selling shareholder redeems all the ET Partnership units owned by the selling shareholder for common shares and sells the common shares under this prospectus. The term "selling shareholder" also includes transferees, assignees, distributees or pledgees of any person or entity identified as a selling shareholder.

     The shares of common stock offered by this prospectus may be offered from time to time by the selling shareholders named below and other selling shareholders named in supplements to this prospectus:

                          Beneficially
                          Owned Before              Beneficially Owned
                          the Offering              After the Offering
                          ------------              -------------------
                                         Number
                                        of Shares    Number  Percentage
Name of Selling            Number of     Offered       of     of Shares
Shareholder                 Shares      Hereby(1)    Shares  Outstanding
------------------------  ------------  ---------   --------------------
D. Lee McCreary, Jr.(2)     413,761      12,000      401,761     5.3
David Carl Almquist           6,562       6,562            0       *
Thomas W. Balderston         18,330       8,330       10,000       *
David C. Barr                17,047      15,750        1,297       *
Richard P. Blinn              6,562       6,562            0       *
Cynthia Doyle                11,530       9,030        2,500       *
George V. Hager, Jr.         28,162      13,125       15,037       *
Richard R. Howard            20,965      20,965            0       *
Mary Ann Miller               7,102       6,562          540       *
Richard Pell, Jr.             6,562       6,562            0       *
Robert Arthur Reitz           7,102       6,562          540       *
Marc Rubinger                 7,102       6,562          540       *
Debra Soutar                  7,452       6,562          890       *
Joseph A. Williamson          5,215       5,215            0       *
                                        --------
     Total                              130,349
                                        ========
_____________________
* Less than 1%.

(1) Represents the number of common shares that we have issued or may issue to the selling shareholder on redemption of ET Partnership units owned by the selling shareholder.

(2) Mr. McCreary is our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. He also is one of our trustees. The shares reported as beneficially owned by Mr. McCreary in the above table include 205,094 common shares, 12,000 ET Partnership units and options to purchase 196,667 common shares which are presently exercisable or exercisable within 60 days of April 30, 2002.


                                    5

                            PLAN OF DISTRIBUTION

     Any of the selling shareholders may from time to time sell all or a portion of the offered shares in one or more transactions on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which our common shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of our common shares on the New York Stock Exchange.

     The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

    * block trades in which a broker-dealer attempts to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
    * purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
    * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
    * exchange distributions in accordance with the rules of the New York Stock Exchange;
    *  privately negotiated transactions; and
    *  underwritten transactions.

     In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of the offered shares for whom they may act as agents, and underwriters may sell the offered shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. When a selling shareholder elects to make a particular offer of shares covered by this prospectus, this prospectus and a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information. We have, however, no obligation to retain any underwriter to effect the sale of the shares covered by this prospectus.

     The selling shareholders, and any underwriters, dealers or agents participating in a distribution of the offered shares, may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the offered shares by the selling shareholders, and any commissions received by any such dealers or agents, may be deemed to be underwriting commissions under the Securities Act.

     To comply with any applicable state securities laws, the offered shares may be sold only through registered or licensed brokers or dealers unless an exemption from registration or qualification is satisfied.

     We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of their own legal counsel and stock transfer and other taxes attributable to the sale of the offered shares.

                                    6

     Under agreements that may be entered into by us and any underwriters, dealers and agents who participate in the distribution of the offered shares, and their respective directors, trustees, officers, partners, agents, employees and affiliates, may be entitled to indemnification by us against specified liabilities, including liabilities, losses, claims, damages and expenses and any actions or proceedings arising under the securities laws in connection with this offering, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect
thereof.   We have agreed to so indemnify each of the selling
shareholders and each person who controls (within the meaning of the Securities Act or the Exchange Act) the selling shareholders. Each of the selling shareholders has agreed to indemnify us, each person who controls us (within the meaning of the Securities Act or the Exchange Act) and each of our trustees and officers, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering with respect to written information furnished to us by such selling shareholders.

                                 EXPERTS

     The consolidated financial statements and related financial statement schedules of ElderTrust and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the financial statements of ET Sub-Meridian Limited Partnership L.L.P. as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December
31, 2001 and the related financial statement schedule, have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              LEGAL MATTERS

     In connection with this prospectus, Hogan & Hartson L.L.P.,
Washington, D.C., has provided its opinion as to the validity of the issuance of the common shares offered by this prospectus and as to our qualification as a REIT for federal income tax purposes.

                                    7

==================================   ==================================
You should only rely on the
information incorporated by
reference or provided in this
prospectus. We have authorized no
one to provide you with different
information. We are not making an
offer of the common shares in any
state where the offer is not
permitted. You should not assume
that the information in this
prospectus is accurate as of
any date other than the date on                 130,349 Shares
the front of this document.



                                                  ELDERTRUST






                                         Common Shares of Beneficial
                                                  Interest

Table of Contents

                           Page
                           ----

About ElderTrust             2
Risk Factors                 2
About this Prospectus        2                    PROSPECTUS
Where You Can Find More
 Information                 3
A Warning About Forward-
 Looking Statement           4
Use of Proceeds              4
The Selling Shareholders     4
Plan of Distribution         6
Experts                      7                     _______ __, 2002
Legal Matters                7

==================================   ==================================

                                PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee                                   $     98.40
Printing and Duplicating Expenses                           500.00
Legal Fees and Expenses                                  15,000.00
Accounting Fees and Expenses                              5,000.00
Miscellaneous                                             1,000.00
                                                       ------------
     Total                                             $ 21,598.40
                                                       ------------

Item 15. Indemnification of Trustees and Officers

     The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages, except with respect to liability resulting from (1) an actual receipt of an improper benefit or profit in money, property or services, to the extent of the amount of the benefit or profit in money, property or services actually received or (2) a judgment or other final adjudication adverse to the trustee or officer entered in a proceeding based on a finding that the trustee's or officer's action or failure to act was material to the cause of action adjudicated in the proceeding and was the result of active and deliberate dishonesty. The ElderTrust declaration of trust contains such a provision.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation
Law permits a Maryland corporation to indemnify present and former directors and officers (including any such person who, while serving in that capacity, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty;
(2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Under the Maryland General Corporation Law, a Maryland corporation may not, however, indemnify a director or advance expenses for a proceeding brought by the direct or against the corporation, except
(x) for a proceeding to enforce indemnification under the Maryland General Corporation Law or (y) if the charter or bylaws of the corporation, a resolution of the board of directors of the corporation or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly so provide. Also, in the case of a proceeding by or in the right of the corporation, the corporation may not indemnify in the case of a judgment of liability on the basis that a personal benefit was improperly received. In either situation described in this paragraph, a court may order indemnification only for expenses.

     As a condition to advancing expenses, a Maryland corporation must first receive (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the Maryland corporation if it shall ultimately be determined that the standard of conduct was not met.

     Under the Maryland General Corporation Law, a determination of entitlement to indemnification must by made by (1) the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were fully designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (2) special legal counsel selected by the board for a committee of the board by vote, or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (3) shareholders.

     The ElderTrust declaration of trust provides that ElderTrust has the power, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former trustee or officer of ElderTrust or (2) any individual who, while a trustee or officer of ElderTrust and at the request of ElderTrust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of his or her status as a present or former trustee or officer of ElderTrust. The ElderTrust bylaws provide that, to the maximum extent permitted by Maryland law, ElderTrust shall indemnify such persons. In addition, under the ElderTrust bylaws, ElderTrust is obligated to, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such persons under circumstances permitted by Maryland law. Under the ElderTrust declaration of trust and bylaws, ElderTrust also may, with the approval of its board of trustees, provide indemnification or payment or reimbursement of expenses to any present or former trustee or officer who served a predecessor of ElderTrust.

     ElderTrust has entered into indemnification agreements with certain of its trustees and executive officers to provide them with indemnification to the full extent permitted by Maryland law and the declaration of trust and bylaws of ElderTrust.

     ElderTrust has obtained an insurance policy to provide liability coverage for its trustees and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling ElderTrust under the foregoing provisions, ElderTrust has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

 Exhibit No.                        Exhibit Description
-------------  --------------------------------------------------------
  5.1* Opinion of Hogan & Hartson L.L.P. regarding the legality of common shares being registered
  8.1* Opinion of Hogan & Hartson L.L.P. regarding the qualification of ElderTrust as a real estate investment trust for federal income tax purposes
  23.1         Consent of KPMG LLP
  23.2*        Consent of Hogan & Hartson L.L.P. (included in Exhibit
               5.1)
  23.3*        Consent of Hogan & Hartson L.L.P. (included in Exhibit
               8.1)
  24.1         Power of attorney (included in signature page)

*  To be filed by amendment.

Item 17. Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, such changes in volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, Commonwealth of Pennsylvania on May 7, 2002.

                                        ELDERTRUST

                                        BY:  /s/ D. Lee McCreary, Jr.
                                           ---------------------------
                                           D. Lee McCreary, Jr.
                                           President, Chief Executive
                                           Officer, Chief Financial
                                           Officer, Treasurer and
                                           Secretary


     We, the undersigned trustees of ElderTrust, do hereby constitute and appoint D. Lee McCreary, Jr., our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and our behalf in our capacities as trustees and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable ElderTrust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments, including post-effective amendments, hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 7th day of May, 2002.


      Signature                               Title
---------------------------  ------------------------------------------

/s/ D. Lee McCreary, Jr.     President, Chief Executive Officer, Chief
---------------------------  Financial Officer, D. Lee McCreary, Jr.
  D. Lee McCreary, Jr.       Treasurer, Secretary and Trustee (principal
                             executive, financial and accounting officer)

/s/ Michael R. Walker        Chairman of the Board of Trustees
---------------------------
  Michael R. Walker

/s/ John G. Foos             Trustee
---------------------------
John G. Foos

/s/ Rodman W. Moorhead, III  Trustee
---------------------------
Rodman W. Moorhead, III

/s/ Harold L. Zuber, Jr.     Trustee
---------------------------
Harold L. Zuber, Jr.

                             EXHIBIT INDEX


  Exhibit No.              Exhibit Description                 Page No.
---------------  --------------------------------------------  --------
   5.1* Opinion of Hogan & Hartson L.L.P. regarding the legality of common shares being registered
   8.1* Opinion of Hogan & Hartson L.L.P. regarding the qualification of ElderTrust as a real estate investment trust for federal income tax purposes
  23.1           Consent of KPMG LLP
  23.2* Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
  23.4* Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
  24.1           Power of attorney (included in signature page)

*  To be filed by amendment.



                                                        Exhibit 23.1

                      Independent Auditors' Consent
                      -----------------------------

The Board of Trustees
ElderTrust:

We consent to the incorporation by reference in the registration statement on Form S-3 of ElderTrust of our reports dated January 16, 2002, with respect to the consolidated balance sheets of ElderTrust as of December
31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedules, and with respect to the balance sheets of ET Sub-Meridian Limited Partnership, L.L.P. as of December 31, 2001 and 2000, and the related statements of operations, partners' capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 2001 and the related financial statements schedule which reports appear in the December 31, 2001, annual report on Form 10-K of ElderTrust and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

McLean, VA
May 7, 2002